UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2014, Strategic Realty Trust, Inc. (the “Company”), the SRT Shareholders Coalition (the “Coalition”) and Glenborough Property Partners, LLC (“Glenborough”), an affiliate of the Company’s property manager, Glenborough, LLC, entered into a settlement agreement (the “Settlement Agreement”) to end the proxy contest in connection with the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”).

Pursuant to the terms of the Settlement Agreement, the Coalition has agreed not to nominate Todd A. Spitzer for election at the Annual Meeting and not to bring the proposal to remove each of the other members of the Company’s board of directors (the “Board of Directors” or “Board”) and replace the existing Board with the following nominees: Dianne Costa, Jerome Hagley, Michael Karas and Marshall Karr (and direct Mr. Spitzer to appoint these individuals to the Board) at the Annual Meeting. The Coalition and all of their affiliates have ceased all efforts with respect to the solicitation of proxies for the Annual Meeting and all members of the Coalition will vote their shares in favor of Andrew Batinovich’s election as a Class I director at the Annual Meeting.

As part of the Settlement Agreement, John B. Maier II and Anthony W. Thompson resigned from the Board and Todd A. Spitzer was appointed as a Class II director whose term will expire at the Company’s 2014 annual meeting of stockholders. Mr. Spitzer was also appointed as Chairman of the Board of Directors and Co-Chairman of the audit committee. The Company has agreed to support the reelection of Mr. Spitzer at the Company’s 2014 annual meeting of stockholders, and the Coalition has agreed to support the election of Mr. Batinovich at the Company’s 2014 annual meeting of stockholders should Mr. Batinovich be up for election as a Class I director at that time. In addition to the changes in the composition of the Board, as part of the Settlement Agreement Mr. Batinovich, who remains the Company’s Chief Executive Officer, resigned as Chief Financial Officer of the Company, and Terri Garnick was appointed to that role. These resignations and appointments are described in greater detail under Item 5.02 below.

The Settlement Agreement provides that the size of the Board will remain at four directors unless approved by the unanimous vote of all of the members of the Board or a stockholder resolution. In addition, no new committees of the Board will be established unless approved by the unanimous vote of all of the members of the Board. Upon entering into the Settlement Agreement the special committee of the Board was dissolved.

Pursuant to the terms of the Settlement Agreement, the Board has established a Broker Dealer Advisory Committee (the “BDAC”) made up of representatives from the broker-dealers who sold shares of the Company’s common stock who will consult with the Company. The BDAC will have the opportunity to meet in person with management at least once per quarter and to meet with the Board at least two times per year. The members of the BDAC will be unpaid except for reimbursement of their reasonable travel costs in connection with such meetings.

Pursuant to the Settlement Agreement, the Company adopted amended and restated bylaws, which are described under Item 5.03 below. In addition, pursuant to the Settlement Agreement, the Company filed articles supplementary to its charter to opt out of certain provisions of the Maryland Unsolicited Takeover Act (“MUTA”), which is described under Item 5.03 below.

Pursuant to the Settlement Agreement, unless unanimously opposed by the Board, the Company has agreed to recommend amendments to the Company’s charter (to be considered at the Company’s 2014 annual meeting) to provide that:

•	the Company’s directors may be removed without cause;

•	the Secretary of the Company must call a special meeting of stockholders upon the request of holders of shares entitled to cast not less than one-third of all the votes entitled to be cast at the meeting;

•	a quorum at a stockholder meeting shall be the presence in person or by proxy of stockholders entitled to cast at least one-third of all of the votes entitled to be cast at such meeting on any matter, with the passage of this amendment and the amendment described in the immediately foregoing bullet being conditioned on the passage of both amendments; and

•	Section 3-804(c) of MUTA is not applicable to the Company, so that any vacancy on the Board may be filled by stockholders.

In order that the stockholders may have the ability to remove directors without cause even before the charter amendment referenced above, each of the current directors of the Company has agreed to resign should the stockholders pass a resolution calling for his removal prior to the 2014 annual meeting. This conditional resignation will not survive the date of the 2014 annual meeting. These resignations are described under Item 5.02 below.

Concurrent with the Settlement Agreement, Glenborough purchased all of the shares of the Company’s common stock beneficially owned by Thompson National Properties, LLC. and its affiliates. The Coalition has agreed that if another group solicits proxies to elect Mr. Thompson or one of his affiliates as a director of the Company or to rehire Mr. Thompson or one of his affiliates as advisor or property manager or as an officer, including a proposal for the election of a director candidate who supports such hiring, the Coalition will not publicly support such solicitation.

Each of the members of the Coalition have agreed to certain restrictions on their activities related to the Company, including an agreement not to seek to call a special meeting of stockholders or engage in any proxy contest. The Settlement Agreement contains certain other provisions, including restrictions on publicly disparaging the other party, mutual releases of claims in connection with the proxy contest and related covenants not to sue, certain representations and warranties, and the Company’s agreement to reimburse the Coalition for up to $200,000 of third-party expenses incurred in connection with the solicitation of proxies for the Annual Meeting. The Settlement Agreement will be in effect until June 30, 2016 or until the earlier uncured breach of certain provisions thereof except that the mutual releases shall survive.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

John B. Maier II. As part of the Settlement Agreement, John B. Maier II resigned from the Company’s Board, effective January 22, 2014. At this time of his resignation, Mr. Maier was the Chairman of the Company’s Board. Mr. Maier’s resignation was not due to a disagreement with the Company. The Board appointed Mr. Maier to be Chairman Emeritus of the Board of Directors for a period of one year.

Anthony W. Thompson. As part of the Settlement Agreement, Anthony W. Thompson resigned from the Board, effective January 22, 2014. At the time of his resignation, Mr. Thompson was the Chairman of the Company’s investment committee. In his letter of resignation, which is attached hereto as Exhibit 17.1, Mr. Thompson did not state that there were no disagreements between himself and the Company. Mr. Thompson was a member of the Coalition that was soliciting proxies to elect Mr. Spitzer to the Board of Directors at the Annual Meeting instead of the Board’s nominee, Mr. Batinovich. Since October 2013, Mr. Thompson, individually or as a member of the Coalition, has criticized the Company’s management in press releases and soliciting materials in connection with the proxy contest related to the Annual Meeting.

Todd A. Spitzer. As part of the Settlement Agreement, on January 22, 2014, Todd Spitzer was appointed as a member of the Company’s Board of Directors as a Class II director whose term will expire at the Company’s 2014 annual meeting of stockholders. On January 22, 2014, in connection with the Settlement Agreement, the Board appointed Mr. Spitzer as Chairman of the Board of Directors and Co-Chairman of the audit committee. The Board of Directors determined that Mr. Spitzer is independent as defined in the Company’s governing documents and applicable law. Mr. Spitzer is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Under the terms of the Settlement Agreement, the Company has agreed to support the reelection of Mr. Spitzer at the Company’s 2014 annual meeting of stockholders. Mr. Spitzer has agreed to resign should the Company’s stockholders pass a resolution calling for his removal prior to the 2014 annual meeting. This conditional resignation will not survive the date of the 2014 annual meeting.

Chief Financial Officer

As part of the Settlement Agreement, effective January 22, 2014, Mr. Batinovich resigned as Chief Financial Officer of the Company. Mr. Batinovich will continue in his role as Chief Executive Officer and Secretary of the Company.

Effective January 22, 2014, the Board of Directors appointed Terri Garnick, 53, to serve as Chief Financial Officer of the Company. As Chief Financial Officer, Ms. Garnick will be the Company’s principal financial officer and will assume the responsibilities that were previously performed by Mr. Batinovich, who acted as principal financial officer of the Company since August 10, 2013.

Prior to joining the Company, Ms. Garnick served as Senior Vice President and Chief Accounting Officer for Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties including retail, office and industrial properties, since April 2005. Ms. Garnick oversees all property management accounting, financial statement preparation, SEC reporting, cash management, internal audit, external audit coordination, and tax returns for Glenborough and its investment affiliates, as well as information technology and human resources functions. Ms. Garnick and Glenborough, LLC have been providing accounting services to the Company since May 2013. From June 2001 until April 2005, Ms. Garnick worked as Special Projects Coordinator at Glenborough, LLC. Between January 1996 and June 2001, Ms. Garnick served as Senior Vice President and Chief Accounting Officer for Glenborough Realty Trust, Inc., a real estate investment trust with a portfolio of primarily office properties. Prior to the merger of Glenborough, LLC with Glenborough Realty Trust, Inc., Ms. Garnick served from August 1992 until January 1996 as Vice President of Glenborough Corporation, a private real estate investment and management firm. Prior to her promotion to Vice President, Ms. Garnick worked at Glenborough Corporation as an Accounting Manager from October 1989 until August 1992. Before joining Glenborough Corporation in 1989, Ms. Garnick was Controller at August Financial Corporation, a real estate investment and management company and a Senior Accountant at Deloitte, Haskins & Sells, an accounting firm. Ms. Garnick earned a certified public accountant designation from the state of California and holds a Bachelor of Science degree in Accounting from San Diego State University.

Ms. Garnick is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is she a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Ms. Garnick does not receive any compensation directly from the Company for her services as Chief Financial Officer.

Conditional Resignations

On January 22, 2014, each of the Company’s post-settlement directors—Andrew Batinovich, Todd Spitzer, Jeffrey Rogers and Phillip Levin—executed a conditional letter of resignation. Each conditional letter of resignation will be effective only if the Company’s stockholders pass a resolution for such director’s removal from the Board of Directors without cause at or prior to the 2014 annual meeting of the stockholders of the Company. If such a removal has not occurred at or prior to the 2014 annual meeting of the stockholders of the Company, each resignation letter will expire and terminate upon the conclusion of the 2014 annual meeting of the stockholders. These resignation letters provide the stockholders with the ability to remove directors without cause prior to the charter amendment referenced above.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On October 31, 2013, the Company opted in to all of the provisions of MUTA (other than Section 3-804(c), which the Company had previously opted into by stockholder vote). Pursuant to the Settlement Agreement, on January 22, 2014, the Board elected to opt out of the provisions of Sections 3-804(a), 3-804(b) and 3-805 of MUTA. The Company filed the related articles supplementary, which are an amendment to the Company’s charter, with the Maryland Department of Assessments and Taxation on January 23, 2014 (the “Articles Supplementary”). As a result of the foregoing, for the time being:

Classified Board of Directors. The Company continues to have a classified Board of Directors.

Vacancies on the Board of Directors. Because the Board did not opt out of Section 3-804(c) of MUTA, the charter continues to state that only the Board may fill vacancies on the Board of Directors. As noted above, as part of the Settlement Agreement, the Company has agreed to recommend an amendment to the Company’s charter (to be considered at the Company’s 2014 annual meeting) to opt out of Section 3-804(c) by stockholder vote so that any vacancy on the Board may be filled by stockholders.

Removal of Directors. The removal of directors will now require a majority vote of all the votes entitled to be cast by the stockholders generally in the election of directors. Previously, by opting into certain provisions of MUTA, the charter required a two-thirds vote of all the votes entitled to be cast by the stockholders generally in the election of directors for removal of directors. As noted above, as part of the Settlement Agreement, the Company has agreed to recommend an amendment to the Company’s charter (to be considered at the Company’s 2014 annual meeting) to provide that directors may be removed without cause.

Size of the Board of Directors. The stockholders now have the power to fix the size of the Board. Previously, by opting into Section 3-804(b) of MUTA, the charter required that the number of directors could be fixed only by vote of the Board of Directors.

Stockholder-Requested Meetings. Previously, under MUTA, the Company’s secretary was required to call a special meeting of the stockholders (a “Stockholder-Requested Meeting”) upon the request of the holders of at least a majority of all the votes entitled to be cast at such special meeting. As a result of the election not to be subject to Section 3-805 of MUTA, a Stockholder-Requested Meeting will now require the written request of stockholders entitled to cast ten percent of the votes entitled to be cast at the meeting (as specified in the Company’s charter). As noted above, as part of the Settlement Agreement, the Company has agreed to recommend an amendment to the Company’s charter (to be considered at the Company’s 2014 annual meeting) to provide that a Stockholder-Requested Meeting will be called upon the request of holders of shares entitled to cast not less than one-third of all the votes entitled to be cast at the meeting.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Bylaws

On January 22, 2014, the Board of Directors adopted the Third Amended and Restated Bylaws, which became effective on the same date. The amendment addresses the following:

Authority to Call Special Meeting. Previously, the chairman of the Board of Directors and the President of the Company had the authority to call a special meeting of the stockholders. The amended bylaws provide that such meetings can now be called only by the stockholders, the Board or a majority of the independent directors.

Advance Notice of Stockholder Nominees or Proposals for Annual Meeting. The amended bylaws reduce some of the information requirements under the advance notice provisions that are imposed on stockholders who wish to make nominations or other proposals at an annual meeting of stockholders.

Size of the Board of Directors. The amended bylaws permit a change in the size of the Board only by the stockholders or the unanimous vote of the directors. Previously, the size of the Board could be established, increased or decreased only by a majority of the Board of Directors.

Vacancies on the Board of Directors. The amended bylaws permit any vacancy on the Board of Directors to be filled by stockholders if and when the Company is no longer subject to Section 3-804(c) of MUTA. Previously, any vacancy on the Board could only be filled by a majority of the Board of Directors.

Director Compensation. The amended bylaws limit director compensation for 2014 and 2015 to $40,000 per year, except that each chairman of the audit committee will be entitled to an additional $2,500 per quarter. Previously, the bylaws did not include any specific limit on director compensation.

Chairman of the Board. The amended bylaws state that the chairman of the Board of Directors will establish the agenda for meetings of the Board, in consultation with the President of the Company.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Third Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03. In addition, a marked copy of the Third Amended and Restated Bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.3 and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Articles Supplementary
3.2	Third Amended and Restated Bylaws
3.3	Third Amended and Restated Bylaws (marked)
10.1	Settlement Agreement, dated January 22, 2014
17.1	Letter of Resignation of Anthony W. Thompson, dated January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: January 28, 2014	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer